SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2012

NBT BANCORP INC.

(Exact name of registrant as specified in its charter)

Delaware	0-14703	16-1268674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 South Broad Street, Norwich, New York	13815
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (607) 337-2265

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 7, 2012, Mr. Joseph G. Nasser tendered his resignation, effective immediately, from the Board of Directors of NBT Bancorp Inc. and NBT Bank, N.A. (collectively, the “Company”) for personal reasons.  In recognition of Mr. Nasser’s years of service with the Company, the Company has agreed to accelerate the vesting of Mr. Nasser’s 1,892 outstanding restricted stock units, effective October 7, 2012, coinciding with the effective date of his resignation.

Additionally, on October 7, 2012, the Company and Mr. Nasser entered into a two-year consulting agreement (the “Consulting Agreement”) pursuant to which Mr. Nasser will provide consulting services to assist with business development and community relations. The Company will pay Mr. Nasser a monthly consulting fee of $3,333.33 during the term of the agreement. The foregoing description of the Consulting Agreement is a summary only and is qualified by reference to the full text of the Consulting Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description

10.1	Consulting Agreement, dated October 7, 2012, by and between NBT Bancorp Inc. and Joseph G. Nasser.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

NBT BANCORP INC.

Date: October 12, 2012	By:	/s/ F. Sheldon Prentice
F. Sheldon Prentice
Executive Vice President, General Counsel and
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Consulting Agreement, dated October 7, 2012, by and between NBT Bancorp Inc. and Joseph G. Nasser.